Exhibit 3.67
ROSS MILLER Secretary of State
206 North Carson Street Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz
Articles of Organization Limited-Liability Company (PURSUANT TO NRS 86)
USE BLACK INK ONLY- DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY
Filed in the office of: Ross Miller
Secretary of State Slate of Nevada
Document Number 20070313282-98
Filing Date and time 05/03/2007 9:25 AM
Entity Number E031 1562007-3
1. Name of Limited- Liability Company: (must contain approved limited-liability company wording see instructions)
2. Resident Agent Name end Street Address: (must be a Nevada address where process may be served) 3. Dissolution Date: (OPTIONAL see instructions)
4. Management: 5. Name and Address of each Manager or managing Member: (attach additional page if more than 3)
6. Name, Address and Signature of Organizer: (attach additional page if more than 1) 7. Certificate of Acceptance of Appointment of Resident Agent:
Polo Sunterra Development, LLC Check box If a Series Limited Liability Company
Richard Cloobeck Name
3745 Las Vegas Blvd., S Las Vegas Nevada 89109 (MANDATORY) Physical Street Address City Zip Code
(OPTIONAL) Mailing Address City State Zip Code Latest date upon which the company is to dissolve (if existence is not perpetual):
Company shall be managed by Manager(s) OR Members (check only one box)
Stephen J. Cloobeck Name
3745 Las Vegas Blvd., S Las Vegas NV 89109 Address City Zip Code
Name Address City Zip Code
Name Address City Zip Code
Kimberly Perette Name Signature
3745 Las Vegas Blvd., S Las Vegas NV 89109 Address City Zip Code
I hereby accept appointment as Resident Agent for the above named limited-liability company. 05/02/07
Authorized Signature of R.A. or On Behalf of R.A. Company Date This form must be accompanied by appropriate fees.
Nevada Secretary of State Form LLC Arts 2007 Revised on 01/01/07

Filed in the office of
Document Number
	/s/ Ross Miller	20070713651-42
	Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/18/2007 2:57 PM
Amendment to Articles of Organization (PURSUANT TO NRS 86.221)		Entity Number E0311562007-3

ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Organization
For a Nevada Limited-Liability Company
(Pursuant to NRS 86.221)
1. Name of limited-liability company:
Polo Sunterra Development, LLC
2. The company is managed by (check one): ☑ managers or ☐ members
3. The articles have been amended as follows (provide articles numbers, if available):*
Article 1. Name of Limited Liability Company: Diamond Resorts Polo Development, LLC
4. Signature (must be signed by at least one manager or by a managing member).
/s/ Frederick C. Bauman
Signature

* 1)	If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited” or the abbreviations “Ltd,” “L.L.C.,” or “L.C.,” “LLC” or “LC.” The word “Company” may be abbreviated as “Co.”
2)	If adding managers, provide names and addresses.
FILING FEE: $175.00
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 86.221 Amend 2003
Revised on: 10/03/06